Exhibit 10.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of May 4, 2010 (this “Supplemental Indenture”), between BGC Partners, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America (the “Trustee”), to the Indenture (as defined and referred to below).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of April 1, 2010 (the “Indenture”), pursuant to which the Company issued $150,000,000 aggregate principal amount of 8.75% Convertible Senior Notes due 2015 (the “Notes”);

WHEREAS, the Company desires to modify and amend certain provisions of the Indenture for the benefit of the holders of the Notes;

WHEREAS, Section 11.02 of the Indenture provides that, subject to certain exceptions, the Company and the Trustee may amend the Indenture with the consent of the holders of at least a majority in aggregate principal amount of all outstanding Notes;

WHEREAS, the holder of all of the outstanding Notes has consented to the amendments contemplated by this Supplemental Indenture; and

WHEREAS, all other acts, things and proceedings required by applicable law and by the Indenture necessary for the execution and delivery of this Supplemental Indenture, and to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and a valid and binding agreement of the Company, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree, for the equal and ratable benefit of the holders of the Notes, as follows:

1. Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture.

2. Amendments to Section 15.03 of the Indenture. Section 15.03 of the Indenture is hereby amended by:

(i) replacing the “Make-Whole Conversion Rate Adjustment” table included in Section 15.03(a) with the following table:

Make-Whole Conversion Rate Adjustment

(per $1,000 principal amount of Notes)

Stock Price

Effective date	$6.01	$6.50	$7.00	$7.50	$8.00	$9.00	$12.00	$15.00	$18.00	$21.00	$24.00

April 1, 2010	23.735	18.061	13.832	11.122	9.325	7.064	3.610	1.892	0.952	0.430	0.149

April 15, 2011	23.735	15.464	11.387	8.932	7.385	5.496	2.593	1.187	0.468	0.121	0.000

April 15, 2012	23.735	13.120	9.142	6.954	5.678	4.176	1.828	0.713	0.190	0.000	0.000

April 15, 2013	23.735	11.127	7.004	5.048	4.067	2.982	1.234	0.402	0.037	0.000	0.000

April 15, 2014	23.735	8.946	4.338	2.779	2.231	1.657	0.670	0.175	0.000	0.000	0.000

April 15, 2015	23.735	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

(ii) amending the phrase “is less than $5.92 per share…” in Section 15.03(a)(ii) to be “is less than $6.01 per share…”; and

(iii) amending the phrase “issuable upon conversion of the Notes exceed 168.8634 per $1,000 principal amount of Notes…” in Section 15.03(a)(v) to be “issuable upon conversion of the Notes exceed 166.3884 per $1,000 principal amount of Notes …”.

3. Effect of Supplemental Indenture. From and after the effective date of this Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

4. Indenture Remains in Full Force and Effect. Except as supplemented by this Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect.

5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

7. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. Effect of Headings. The headings and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

9. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall be effective upon its signing by the parties hereto.

10. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture, the Indenture or the Notes.

12. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BGC PARTNERS, INC.

By:	/s/ Stephen M. Merkel
	Name:	Stephen M. Merkel
	Title:	Executive Vice President, General Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to the Supplemental Indenture, dated as of May 4, 2010, regarding BGC Partners,

Inc.’s $150 million aggregate principal amount of 8.75% Convertible Senior Notes due 2015]